TerrAscend Completes Oversubscribed Debt Financing, Raising $21.7 Million

A portion of the proceeds were used to retire existing higher interest rate indebtedness with the remainder available for M&A

TORONTO, June 25, 2026 - TerrAscend Corp. (the “Company”) (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis operator, today announced that the Company has closed a convertible debenture financing in the aggregate principal amount of $21.7 million. $11.1 million of the gross proceeds were used to retire existing higher interest rate senior unsecured convertible debentures, with the remainder available for mergers and acquisitions.

"This financing retires our near-term convertible debt, reduces our blended interest cost, and extends our convertible debenture maturity to 2031," said Jason Wild, Executive Chairman of the Company. "Together with our continued free cash flow generation and disciplined approach to capital allocation, we have built a balance sheet that gives us the flexibility to act. We intend to put this capital to work through accretive acquisitions to grow our retail footprint in the high-growth markets where we already have scale and operational infrastructure.”

In connection with the closing, the Company issued an aggregate of 21,702 senior secured convertible debentures of the Company (the “Debentures”) at a price of US$1,000 per Debenture for aggregate gross proceeds of $21.7 million. The Debentures mature on September 30, 2031 and bear interest at a rate of 8.00% per annum, calculated and compounded quarterly, payable in cash, unless otherwise determined by the Company. The Debentures are convertible into common shares of the Company (“Common Shares”) at a conversion price equal to US$0.87, representing a 25% premium to the 20-day volume-weighted average price of the Common Shares on the TSX on June 22, 2026. The Debentures are secured by a second lien on the U.S. business.

The Private Placement constitutes a “related party transaction” within the meaning of Multilateral Instrument 61–101 Protection of Minority Security Holders in Special Transactions (“MI 61–101”) because an insider of the Company, being Edward J. Schutter, participated in the T1 Closing. In total, the Mr. Schutter acquired, in the aggregate, 1,000 Debentures in connection with the Private Placement for aggregate gross proceeds of US$1,000,000 (the “Insider Participation”). The Company has relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61–101 contained in sections 5.5(a) and 5.7(1)(a) of MI 61–101 in respect of the Insider Participation as the fair market value (as determined under MI 61-101) of the Insider Participation in the Private Placement is below 25% of the Company’s market capitalization (as determined in accordance with MI 61-101).

This news release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TerrAscend Corp.

TerrAscend Corp. is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including operations in Pennsylvania, New Jersey, Maryland, Ohio, and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend operates The Apothecarium and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including The Apothecarium, Cookies, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. On April 23, 2026, the U.S. Department of Justice issued a final rule rescheduling marijuana contained in United States Food and Drug Administration (“FDA”)-approved drug products and marijuana subject to a state medical marijuana license from Schedule I to Schedule III of the Controlled Substances Act (“CSA”). However, any form of marijuana other than in an FDA-approved drug product or marijuana subject to a state medical marijuana license remains a Schedule I controlled substance under the CSA, and those who handle such material remain subject to the regulatory controls and administrative, civil, and criminal sanctions applicable to Schedule I controlled substances. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve the Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The enforcement of federal laws in the United States is a significant risk to the business of the Company and any proceedings brought against the Company thereunder may adversely affect the Company’s operations and financial performance.

Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include, but are not limited to, statements with respect to the Company’s expected pro forma cash position; the expected availability and use of proceeds from the Debentures; and the Company’s growth prospects and acquisition pipeline. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 12, 2026.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

For more information regarding TerrAscend:

Eric Jackson
Chief Financial Officer
IR@terrascend.com
689-345-4114

Investor Relations Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director

TerrAscend@KCSA.com
212-896-1254